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                                                                   EXHIBIT 1.1


                               1,800,000 Shares
                                 Common Stock
                               ($0.10 Par Value)

                            UNDERWRITING AGREEMENT
                            ----------------------



A.G. Edwards & Sons, Inc.
Craig-Hallum Capital Group, Inc.
       As Representatives of the Several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

          The undersigned, Koala Corporation, a Colorado corporation (the "Company"), and the person listed on Schedule I hereto (the "Selling Shareholder"), hereby address you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on Schedule II hereto (collectively, the "Underwriters"). The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters as follows:

          1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 1,000,000 shares of its Common Stock, par value $0.10 per share (the "Common Stock"), and the Selling Shareholder proposes to sell to the Underwriters a total of 800,000 shares of Common Stock, as set forth on Schedule I hereto (such 1,800,000 shares of Common Stock are herein referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 270,000 shares of Common Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

          2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees and the Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Company and from the Selling Shareholder, pro rata, at a purchase price of $_______ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

          The Company and the Selling Shareholder will deliver definitive certificates for the Firm Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company and the Selling Shareholder of the
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purchase price for the Firm Shares sold by them to the several Underwriters by wire transfer in same day funds payable to the order of the Company and the Selling Shareholder, respectively, and delivered to One North Jefferson Avenue, St. Louis, Missouri 63103, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., St. Louis time, on ___________, 1998, or at such other time and date not later than five (5) full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

          The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request at least two (2) full business days prior to the Closing Date.

          It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

          It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

          3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from it on a pro rata basis up to 270,000 Option Shares at the same per share purchase price and on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          The option is exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of forty-five (45) days from the date of this Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than five (5) business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

          You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

          Delivery of the Option Shares with respect to which the option shall have been exercised shall be made to or upon your order at Edwards' Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Company by wire transfer in same day funds payable to the order of the Company. Such payment and delivery shall be made at 10:00 a.m., St. Louis time, on the date designated in the notice given

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by you as above provided for, unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office at least one (1) full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least two (2) full business days prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, covenants, opinions, letters, certificates and other documents with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

      4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

     (a) The Company represents and warrants to and agrees with each Underwriter that:

     (i) A registration statement (Registration No. ___________) on Form SB-2 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Copies of such registration statement, including any amendments thereto; each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the Rules and Regulations) contained therein and the financial statements, exhibits and schedules thereto have heretofore been delivered by the Company to you. If such registration statement has not become effective under the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective under the Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" as used in this Agreement means the registration statement as amended at the time it becomes or became effective under the Act (the "Effective Date"), including financial statements and all exhibits and schedules thereto and, if applicable, the registration statement filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and the information deemed to be included therein by Rule 430A of the Rules and Regulations. The term "Prospectus" as used in this Agreement means (i) the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date or (iii) if a Term Sheet (as such term is defined in Rule 434(b) of the Rules and Regulations) is filed with the Commission pursuant to Rule 424(b)(7) of the Rules and Regulations, the Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together. The term "Preliminary Prospectus" as used in this Agreement shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the Rules and Regulations included at any time in the Registration Statement.

     (ii) The Commission has not issued, and is not to the knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the


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Prospectus nor instituted proceedings for that purpose. Each Preliminary
Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, information relating to the Underwriters and furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

     (iii) The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 7 hereof may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity); the issuance and sale of the Shares by the Company and the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under any statute, any bond, debenture, note or other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which the Company or any of its subsidiaries is a party or by which they are bound or to which any such properties or assets is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their properties, except to such extent as does not have a Material Adverse Effect (as defined in Section 15 below); no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the Rules and Regulations or any state securities laws.

     (iv) Except as described in the Prospectus, neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries have incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of


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business, and there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company. The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all tax liabilities are adequately provided for on the books of the Company, except to such extent as would not be or cause a Material Adverse Effect; the Company and each subsidiary have made all necessary payroll tax payments and are current and up-to-date with respect thereto as of the date of this Agreement; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company or any of its subsidiaries which might result in a Material Adverse Effect.

     (v) Except as described in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or public, regulatory or governmental agency or body which might be expected to result (individually or in the aggregate) in Material Adverse Effect; and there are no contracts or documents of the Company or its subsidiaries which would be required to be filed as exhibits to the Registration Statement under the Act or the Rules and Regulations which have not been filed as exhibits to the Registration Statement.

     (vi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are not subject to any preemptive or similar right which has not been waived; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (vii) Except as disclosed in the Prospectus, no holder of any security of the Company has any right (not heretofore waived) to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company.

     (viii) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as described in the Registration Statement; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each state or other jurisdiction in which their respective ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the ability of the Company or its subsidiaries to conduct their business as described in the Registration Statement.

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     (ix)     Delta Play (US), Inc., Delta Play Company and Koala Foreign Sales
Corporation are the only subsidiaries of the Company. The Company owns directly 100% of the outstanding capital stock of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrances, and all of such securities have been duly authorized, validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interests of such subsidiaries.

     (x) Each of Blanski Peter Kronlage Zoch, P.A. and Ernst & Young LLP, the accounting firms which have certified the financial statements filed with the Commission as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

     (xi) The consolidated financial statements and schedules of the Company, including the notes thereto, filed with and as a part of the Registration Statement, are accurate in all material respects and present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed in the Prospectus. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements in the Registration Statement and Prospectus.

     (xii) The Company maintains and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company, (3) access to the assets of the Company is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company are compared with existing assets once each calendar year.

     (xiii) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other contract, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument, in each case material to the conduct of the business of the Company and its subsidiaries taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its properties is bound, except where such defaults, individually or in the aggregate, would not have a Material Adverse Effect.

     (xiv) Neither the Company nor any of its subsidiaries is in violation of any other laws, ordinances or governmental rules or regulations to which it is subject, and neither the Company nor any of its subsidiaries has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which violation or failure would have a Material Adverse Effect. Neither the Company nor, to the Company's knowledge, any employee or agent of the Company or

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any of its subsidiaries has made any payment of funds in violation of any law, rule or regulation, which payment of funds is of a character required to be disclosed in the Prospectus.

     (xv) The Company and its subsidiaries own or posses, or can acquire on reasonable terms, adequate patents, patent licenses, software, software licenses, trademarks, service marks, trade name and copyrights necessary to conduct the business now operated by them, and neither Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, software, software licenses, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (xvi) The Company and its subsidiaries have good and marketable title to all property owned by them, free and clear of all liens, encumbrances, restrictions and defects, except such as are described in the Registration Statement or do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, and neither the Company nor any of its subsidiaries has notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any subsidiary's rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any subsidiary's rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

     (xvii) Except as described in the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its subsidiaries or any of their material assets for any failure of the Company or its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Prospectus, none of the property owned or leased by the Company or its subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries is deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in (S)9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980,42 U.S.C. (S)9601 et seq.

     (xviii) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent which would have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, none of the employees of the Company and its subsidiaries is represented by a union, and, to the knowledge of the Company, no union organizing activities are taking place. Neither the Company nor any subsidiaries have violated any Federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1979, as amended, or the rules and regulations thereunder, or analogous foreign laws or regulations, which might result in a Material Adverse Effect.

     (xix) The Company and each of its subsidiaries maintains insurance covering in all material respects their properties, personnel and business. Such insurance insures against such


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losses and risks as are adequate in accordance with the Company's perception of customary industry practice to protect in all material respects the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date, with such exceptions as would not have a Material Adverse Effect.

     (xx) The Company has entered into an Asset Purchase Agreement (the "Purchase Agreement") dated __________, 1998, between the Company and Park Structures, Inc. ("Park") for the purchase of all property, plant, equipment, leasehold improvements, accounts receivable, inventory, molds, patents, trademarks, tradenames and all other assets necessary to or used in the business of Park, as well as the assignment to the Company of all contract rights associated with Park's existing manufacturing plant lease agreement. The Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, by Park. The Company is not, and, to the knowledge of the Company, Park is not, in material breach of the respective representations, warranties or covenants in the Purchase Agreement, whether or not such breach has been waived, and the Company is not aware of any fact, circumstance or event that would impede, delay or prevent the consummation of the transactions contemplated in the Purchase Agreement.

     (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

     (xxii) The Company is not, and upon the sale of the Shares to be issued and sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xxiii) The Company has filed an application to list the Shares on The Nasdaq Stock Market National Market System and has received notification that the listing has been approved, subject to official notice of issuance of the Shares.

     (xxiv) Each of the Company's directors and executive officers has executed and delivered a letter in the form of Schedule VI hereto.

     (b) The Selling Shareholder represents and warrants to and agrees with each Underwriter and the Company that:

     (i) All authorizations and consents necessary for the execution and delivery by it of this Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder have been given and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

     (ii) Such Selling Shareholder has full legal right, power and authority, and any approval required by law, except such as may be required under the Act or the Rules and Regulations or as

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may be required by the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, to enter into this Agreement, the Power of Attorney and Custody Agreement (as defined herein) and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder.

     (iii) Such Selling Shareholder has, and immediately prior to the Closing Date such Selling Shareholder will have, good and valid title to such Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever; and, upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good and valid title to such Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever.

     (iv) The consummation by such Selling Shareholder of the transactions contemplated herein and the fulfillment by such Selling Shareholder of the terms hereof will not result in a violation or breach of any terms or provisions of, or constitute a default under, the Articles of Organization or Operating Agreement of the Selling Shareholder, or any statute, any bond, debenture, note or other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body of an administrative agency or other governmental body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder.

     (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock, and such Selling Shareholder is not aware of any such action taken or to be taken by affiliates of such Selling Shareholder.

     (vi) When the Registration Statement becomes effective and at all times subsequent thereto, such information in the Registration Statement and Prospectus and any amendments or supplements thereto as specifically refers to such Selling Shareholder will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (vii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in the custody of __________ (the "Custodian") under a Power of Attorney and Custody Agreement in the forms heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder, with the Custodian having the authority to deliver the Shares to be sold by such Selling Shareholder hereunder, and that such Selling Shareholder has duly appointed _____________ as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") with the Attorney-in-Fact having authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by and number of shares sold to the Underwriters as provided in
Section 2, to authorize the delivery of the Shares to be sold by it hereunder and otherwise to act on

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behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and such Custody Agreement.

     (viii) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Custodian and of the Attorney-in-Fact under the Custody Agreement are to that extent irrevocable.

     (ix) The obligations of such Selling Shareholder hereunder shall not be terminated by operation of law.

     (x) Such Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not included in the Registration Statement.

     (xi) Such Selling Shareholder has executed and delivered to the Representative a letter in the form of Schedule VII hereto.

     (xii) In order to document the Underwriters' compliance with the reporting and withholding provisions of applicable federal tax laws with respect to the transactions herein contemplated, such Selling Shareholder has delivered or, prior to the Closing Date, will deliver to you a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

     5. ADDITIONAL COVENANTS. The Company and, where expressly indicated, the Selling Shareholder, covenant and agree with the several Underwriters that:

     (a) If the Registration Statement is not effective under the Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations or otherwise or a Term Sheet, as applicable; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

     (b) The Company will advise the Underwriters promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request.

     (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus, or as it thereafter may be amended or supplemented, as they may from time to time reasonably request. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares. The Company will deliver to the Underwriters at or before the Closing Date two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

     (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

     (f) The Company will make generally available to its shareholders and will file as an exhibit in a report pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 1l(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

     (g) The Company will, for a period of five (5) years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (g) shall be furnished as soon as practicable after such report, document or information becomes available.

     (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-B.

     (i) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

     (j)      Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (k)      Prior to the Closing Date (and, if applicable, the Option Closing
Date), neither the Company nor any Selling Shareholder will issue any press releases or other communications, directly or indirectly, and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without your prior written con sent.

     (l) The Company will use its best efforts to maintain the quotation of the Shares on The Nasdaq Stock Market National Market System.

     (m) The Company will maintain and keep accurate books and records reflecting its assets and will maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's financial statements and to maintain accountability for the assets of the Company, (3) access to the assets of the Company is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

     (n) For a period of 180 days from the effective date, the Company will not directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's Common Stock, any securities convertible into or exchangeable for such Common Stock or any other rights to acquired such shares, except for sales of shares of Common Stock pursuant to the exercise of options under the Company' Stock Option Plans outstanding on the date of this Agreement.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling Shareholder contained herein, to the performance in all material respects by the Company and the Selling Shareholders of their covenants and obligations hereunder, and to the following additional conditions:

     (a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) No Underwriter shall have disclosed in writing to the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c)      On the, Closing Date (and, if applicable, the Option Closing
Date), you shall have received the opinion of Parcel, Mauro & Spaanstra, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

     (i) The Company and each of its subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company or such subsidiaries to conduct its or their business as described in the Registration Statement.

     (ii) The Company has duly and validly authorized capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform to the description thereof in the Prospectus under the heading "Description of Securities," and the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable; the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the shareholders of the Company have no preemptive or similar rights with respect to the Shares.

     (iii) The Company owns directly 100% of the outstanding capital stock of Delta Play (US), Inc., Delta Play Company and Koala Foreign Sales Corporation, and all such securities have been duly authorized, validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any security interest, claim, limitation on voting rights or encumbrances and were not issued in violation of any preemptive or similar rights; to the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interests of such subsidiaries.

     (iv) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

     (v) The Registration Statement and the Prospectus, and each Amendment or supplement thereto (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no belief), as of their respective Effective Date or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable Rules and Regulations.

     (vi) The descriptions in the Registration Statement and Prospectus of contracts and other documents filed as exhibits to the Registration Statement are accurate in all material respects; all other material agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company.

     (vii) No authorization, approval, consent, order, registration or qualification of or with of any court or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Agreement, except such as may be required under the Act or the Rules and Regulations or as may be required by the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (viii) The filing of the Registration Statement has been duly authorized by the Board of Directors of the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 7 hereof may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally or by the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the Company's articles of incorporation or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under any statute, any bond, debenture, note or other evidence of indebtedness, or any agreement, indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or any other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company and its subsidiaries or their properties, except, in the case of any such violation, breach, default, creation or imposition, to such extent as does not materially adversely affect the business of the Company and its subsidiaries taken as a whole.

     (ix) To the knowledge of such counsel, (A) there are no material (individually or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or its subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus;
(B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

     (x) To the knowledge of such counsel, the Company and its subsidiaries holds all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities, and have satisfied in all material respects the requirements imposed on the Company and their subsidiaries by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their business as described in the Prospectus, and, to the knowledge of such counsel, the Company and its subsidiaries are conducting their business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which they conduct their business.

     (xi) The statements made in the Registration Statement under the captions "Risk Factors--Limitation on Director Liability; Anti-Takeover Effects of Certain Charter Provisions," "Business--Park Structures Acquisition" and "Description of Securities" and in Item 24 of Part II of the Registration Statement, to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

     (xii) The Company is not, and upon the sale of the Shares to be issued and sold by it hereunder and application of the net proceeds from such sale as described the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xiii) The Company had and has the corporate power and authority to execute, deliver and perform the Purchase Agreement, subject to the conditions of closing set forth therein. The Purchase Agreement constitutes a legal, valid and binding obligation of the Company and, to the knowledge of such counsel, Park. To the knowledge of such counsel, the execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated therein and compliance with the terms and provisions thereof do not and will not conflict with or result in the creation or imposition of any lien, claim, charge, encumbrance or restriction, or constitute (with or without notice or lapse of time or both) a breach of violation of any of the terms, provisions or conditions of, or a default under, the articles of incorporation or by-laws of the Company or any of its subsidiaries and do not and will not conflict with or result in the creation or imposition of any lien, claim, charge, encumbrance or restriction, or constitute (with or without notice or lapse of time or both) a breach or violation of any of the terms, provisions or conditions of, or a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any of its subsidiaries is a party, by which any of them are bound, or any franchise, license, permit or applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality, court or arbitrator, domestic or foreign, known to such counsel, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, which conflict, creation, imposition, breach, violation or default would have, either singly or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings, business or results of operations of the Company and its subsidiaries taken as a whole.

     Such counsel shall also state that, during the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel has participated in conferences with your representatives and counsel and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised, and, although (except as provided above) such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus, on the basis of the information that was developed during the course thereof, considered in the light of such counsel's understanding of applicable law and the experience it has gained through its practice thereunder, such counsel has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no belief) contained or, as of the Closing Date (or, if applicable, the Option Closing
Date), contains any untrue statement of a material fact or omitted or, as of the Closing Date (or, if applicable, the Option Closing Date), omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required by the Act and the Rules and Regulations.

     In rendering the foregoing opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, (1) as to matters involving laws of any jurisdiction other than Colorado or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them, and (2) as to all matters of fact, upon certificates of public officials and of the executive of officers of the Company.

     (d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Parcel, Mauro & Spaanstra, P.C., counsel to the Selling Shareholder, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

     (i) The Selling Shareholder has duly authorized, executed and delivered the Custody Agreement, appointing ______________________ as such Selling Shareholder's Custodian with authority to take custody of and deliver the Shares as represented by certificates on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement and appointing ______________________ as such Selling Shareholder's Attorney-in-Fact with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; such Custody Agreement and constitutes a valid and legally binding agreement of each such Selling Shareholder in accordance with its terms (except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder, and is a valid and legally binding agreement of the Selling Shareholder enforceable in accordance with its terms (except to the extent the enforceability of the indemnification provisions of Section 7 hereof may be limited by public policy considerations as expressed in the Act and as construed by courts of competent jurisdiction and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (iii) The Selling Shareholder has full legal right, power and authority to enter into this Agreement, the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder.

     (iv) No consent, approval, authorization or order of any court, or governmental agency or body is required for consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder except such as may be required under the Act or the Rules and Regulations or as may be required by the NASD or under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (v) The Selling Shareholder has good and valid title to the Shares being sold by such Selling Shareholder hereunder, free and clear of any and all "adverse claims" (as such term is defined in Section __________ of the Uniform Commercial Code as in force in the State of Colorado), and has transferred to the Underwriters good and valid title to the Shares being sold by such Selling Shareholder on the Closing Date (and, if applicable, the Option Closing Date), free and clear of any and all adverse claims.

     In rendering the foregoing opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, (1) as to matters involving laws of any jurisdiction other than Missouri or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to them, and (2) as to all matters of fact, upon certificates of the Selling Shareholder.

     (e) You shall have received on the Closing Date from _______________, counsel for Park, a copy of the opinion delivered by such counsel to the Company pursuant to the Purchase Agreement, together with a letter from such counsel addressing such opinion to the Underwriters.

     (f) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Blackwell Sanders Peper Martin LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to the incorporation of the Company, the validity of the Shares and other related matters as you may reasonably require; the Company and Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

     (g) On the date of the Prospectus at a time prior to the effectiveness of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Ernst & Young LLP a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-B set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule III hereto.

     (h) On the date of the Prospectus at a time prior to the effectiveness of this Agreement and on the Closing Date, you shall have received from Blanski Peter Kronlage & Zoch, P.A., a letter or letters, dated the date of this Agreement and the Closing Date respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-B set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule IV hereto.

     (i) On the date of the Prospectus at a time prior to the effectiveness of this Agreement and on the Closing Date, you shall have received from Goldstein Lewin & Co. a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to Park and the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-B set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth in Schedule V hereto.

     (j) On the date of the Prospectus at a time prior to the effectiveness of this Agreement and on the Closing Date, you shall have received from Ernst & Young Chartered Accountants a letter dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to Delta Play Ltd. and the Company within the meaning of the Act and published Rules and Regulations, and the answer to Item 509 of Regulation S-B set forth in the Registration Statement is correct insofar as it relates to them, and stating to the effect set forth on Schedule VI hereto.


     (k) Except as contemplated in the Prospectus (i) the Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or, governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company or any change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the

Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

     (l) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or the establishing on such exchange by the Commission or by such exchange or on such market by the NASD of minimum or maximum prices which are not in force and effect on the date hereof;
(ii) a suspension or material limitation in trading in the Company's securities on The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either federal or state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (v) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause
(vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

     (m) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company stating that (i) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and that (ii) all representations and warranties made herein by the Company are true and correct in all material respects at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed in all material respects.

     (n) The Company and the Selling Shareholder shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed in all material respects any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by it at or prior to such Closing Date.

     (o) The Company and the Selling Shareholder shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such other certificates as you may have reasonably requested as to the accuracy, on and as of such Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling

Shareholder herein and as to the performance by the Company and the Selling Shareholder of their obligations hereunder.

     (p) The Shares shall have been duly approved for quotation, subject to official notice of issuance, on The Nasdaq Stock Market National Market.

     (q) The letters in the form set forth on Schedule VII hereto and dated the date hereof or earlier have been executed and delivered to you by the Company's directors and executive officers and by the Selling Shareholder.


     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Blackwell Sanders Peper Martin LLP, counsel for the several Underwriters. The Company and Selling Shareholder will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

     If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company and the Selling Shareholder.

     7. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by you or by any Underwriter through you, expressly for use therein; and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any Underwriter or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such

Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

        (b) The Selling Shareholder will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished in writing to the Company or any Underwriter by the Selling Shareholder expressly for use therein; and will reimburse any legal or other expenses reasonably incurred by each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this subsection (b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) in respect of any action or claim asserted by a person who purchased any Shares from such Underwriter, if, within the time required by the Act such person was not sent or given a copy of the Prospectus, as then amended or supplemented. This indemnity agreement shall be in addition to any liabilities which the Selling Shareholder may otherwise have.


        (c) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and, each person, if any, who controls the Company within the meaning of the Act, and the Selling Shareholder, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person or any such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by any such Underwriter expressly for use therein; and will reimburse any legal or other expenses reasonably incurred by Company or any such director, officer or controlling person or the Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

        (d) Any party which proposes to assert the right to be indemnified under this Section 7 shall, within ten (10) days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim. In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (except to the extent that local counsel, in addition to such counsel, is required for effective representation) to represent all indemnified parties with respect to a single action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations, which counsel shall be designated in writing by the Representative, on behalf of any Underwriters and its controlling persons (and shall be reasonably acceptable to the Company), and by the Company, on behalf of itself and any of its officers, directors and its controlling persons and on behalf of any Selling Shareholders (and shall be reasonably acceptable to the Representative).

        (e) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the lost right to appeal) to be unavailable to an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Selling Shareholder contained in Sections 7 and 11 herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person, the Company or any of its officers, directors or any controlling persons, or the Selling Shareholder, and shall survive delivery of the Shares to the Underwriters hereunder.

        9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six (36) hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholder shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one tenth (1/10th) of the total Shares to be sold on the Closing Date, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company and the Selling Shareholder as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one tenth of the total Shares to be sold on the Closing Date, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholder except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. EFFECTIVE DATE AND TERMINATION OF AGREEMENT. (a) This Agreement shall become effective at 1:00 p.m., St. Louis time, on the first business day following the Effective Date of the Registration Statement, or at such earlier time after the Effective Date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

        (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company and the Selling Shareholder; provided, however, that the provisions of this Section 10 and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this
Section 10(b) hereof, the Company and the Selling Shareholder shall not then be under any liability to any Underwriter except as provided in Section 7 or
Section 11 hereof.

        (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company and the Selling Shareholder if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

        (d) This Agreement also may be terminated by you, by notice to the Company and the Selling Shareholder, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in
Section 9 hereof.

        If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company and the Selling Shareholder by telephone or telegram, confirmed by letter.

        11. COSTS AND EXPENSES. The Company will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires, and Custody Agreements, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of Underwriters' counsel relating to such registration or qualification, (e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares for trading on The Nasdaq Stock Market National Market, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares; and provided, further, that the Selling Shareholder will bear and pay the fees and expenses of the Selling Shareholder's counsel.

        If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        12. DEFAULT OF SELLING SHAREHOLDER. Failure or refusal by the Selling Shareholder to sell and deliver on the Closing Date the Shares agreed to be sold and delivered by such Selling Shareholder shall in no manner relieve the Company of its obligations under this Agreement. If the Selling Shareholder should fail or refuse to sell and deliver its Shares, the Underwriters, at your option, will have the right to elect to purchase or not to purchase the Shares to be sold by the Company. In the event the Underwriters purchase the Shares of the Company pursuant to this Section 12, the Closing Date shall be postponed for a period of not more than seven (7) days in order that the Registration Statement and Prospectus or other documents may be amended or supplemented to the extent necessary under the provisions of the Act and the Rules and Regulations or under the securities laws of any jurisdiction. If the Underwriters determine not to purchase the Shares of the Company, this Agreement shall terminate and neither the Company nor the Underwriters shall be under any obligation under this Agreement except as provided in Section 7 hereof and except for the obligation of the Company to pay for such expenses as are set forth in Section 11 hereof. Nothing herein shall relieve the defaulting Selling Shareholder from liability for its default or from liability under Section 7 hereof or for expenses imposed by this Agreement upon such Selling Shareholder.

        13. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate, facsimile number (314) 955-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 5031 South Ulster Street, facsimile number (303) 770-3934, Attention: Chairman and Chief Executive Officer, or if sent to the Selling Shareholder shall be mailed, delivered, sent by facsimile transmission or telegraphed and confirmed to such Selling Shareholder, c/o the Attorney-in-Fact at the above address of the Company. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company and the Selling Shareholder.

        14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Selling Shareholder, and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in
Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        In all dealings with the Company and the Selling Shareholder under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company, and the Selling Shareholder shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

        15. Material Adverse Effect. For purposes of Section 4 of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the condition (financial or other), net worth, earnings, business, prospects, management or properties of the Company and its subsidiaries, taken as a whole.

        16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        17. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each of the Selling Shareholders and the Underwriters.

                              KOALA CORPORATION

                              By:______________________________________________
                              Title:___________________________________________

                              Selling Shareholder

                              By:______________________________________________
                                    As Attorney-in-Fact acting on behalf of the
                                    Selling Shareholder named in Schedule I to
                                    this Agreement

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule II hereto.

A.G. EDWARDS & SONS, INC.
CRAIG-HALLUM CAPITAL GROUP, INC.
By: A.G. EDWARDS & SONS, INC.

By:______________________________
Title:___________________________

                                  SCHEDULE I

NAME OF                                  NUMBER OF
SELLING SHAREHOLDER                      FIRM SHARES

Rockmont Capital                          800,000
Limited Liability Company

                                  SCHEDULE II


NAME OF                                              NUMBER OF
UNDERWRITER                                          FIRM SHARES

A.G. Edwards & Sons, Inc.
Craig-Hallum Capital Group, Inc.




                                                     -------------------
                                                     Total     1,800,000

                                 SCHEDULE III

        Pursuant to Section 6(g) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

        (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

        (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations thereunder.

        (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accounts ("AICPA") of the unaudited consolidated interim statements of income, balance sheets and statements of cash flows included in the Prospectus. On the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited consolidated interim financial statements referred to in paragraph
(vi)(A) below comply as to form in all material respects with the applicable accounting requirements of the Act, and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited consolidated interim financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

        (iv) The unaudited selected financial information with respect to the consolidated results of operations and consolidated financial position of the Company for the fiscal years audited by them included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited financial statements for such fiscal years which were included in the Company's Annual Reports on Form 10-KSB and the Company's Registration Statement on Form SB-2 (File No. 333-___________) for such fiscal years;

        (v) They have compared the information in this Prospectus under selected captions with the disclosure requirements of Regulation S-K, and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

        (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder;

        (B) the unaudited pro forma condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

        (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in consolidated capital stock or any increase in consolidated long-term debt of the Company, or any decreases in working capital, net assets, shareholders' equity or other items specified by the Representatives, or any changes in any items specified by the Representatives, in each case as compared with amounts shown in the latest consolidated balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

        (D) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of net income or any other changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

  (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                                  SCHEDULE IV

     Pusuant to Section 6(h) of the Underwriting Agreement, Blanski Peter Kronlage & Zoch, P.O. shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations thereunder.

     (iii) The unaudited selected financial information with respect to the consolidated results of operations and consolidated financial position of the Company for the periods audited by them included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such periods which were included in the Company's annual reports on Form 10-KSB and the Company's Registration Statement on Form SB-2 (File No. 333-_________).

                                   SCHEDULE V

        Pursuant to Section 6(i) of the Underwriting Agreement, Goldstein Lewin & Co shall furnish letters to the Underwriters to the effect that:

        (i) They are independent certified public accountants with respect to Park and the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder.

        (ii) In their opinion, the financial statements and any supplementary financial information and schedules of Park comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations.

        (iii) The unaudited selected financial information with respect to the results of operations and financial position of Park for the periods included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in audited financial statements for such periods included in the Company's Registration Statement on Form SB-2 (File No. 333-_____________) for such periods.

        (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the most recent unaudited financial statement of Park, performing the procedures specified by the American Institute of Certified Public Accountants ("AICPA") for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statement of Park, inspection of the minute books of Park since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of Park responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock or any increase in the long-term debt of Park, or any decreases in working capital, net assets, shareholders' equity or other items specified by the Representatives, or any changes in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A) there were any decreases in net revenues or operating profit or the total or per share amounts of net income or any other changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of Park, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Park and have found them to be in agreement.

                                  SCHEDULE VI


     Pursuant to Section 6(j) of the Underwriting Agreement, Ernst & Young Chartered Accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to Delta Play Ltd. and the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder.

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations thereunder.

                                  SCHEDULE VII


                           (Form of Lock-up Letter)

                               KOALA COPORATION

                               1,800,000 SHARES
                    COMMON STOCK, PAR VALUE $0.10 PER SHARE

A.G. Edwards & Sons, Inc.
Craig-Hallum Capital Group, Inc.
As Representatives of the Several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

          The undersigned shareholder of Koala Corporation, a Colorado corporation (the "Company"), wishes to facilitate the offering (the "Offering") of 1,800,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company. The Shareholder recognizes that the Offering will be of benefit to the Company and the Shareholder.


          In consideration of the foregoing and in order to induce you, as the representatives (the "Representatives") of certain underwriters (the "Underwriters") to enter into an underwriting agreement with the Company and the selling shareholder (the "Underwriting Agreement") relating to the Offering and to complete the purchase of the shares of Common Stock pursuant to such Underwriting Agreement, the Shareholder hereby agrees with the Underwriters as follows:

          1. During the term of this Agreement, as specified in paragraph 2 hereof, such Shareholder shall not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of the Company's Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire Common Stock or the beneficial ownership thereof (collectively the "Subject Securities"), without your prior written consent as Representative of the Underwriters.

          2. This Agreement shall become effective upon the later of: (i) the effective date of the Registration Statement filed by the Company with the Securities and Exchange Commission on Form SB-2 (SEC Registration No. 333- _______) in connection with the Offering, as such Registration Statement may be amended from time to time (the "Registration Statement") or (ii) the execution hereof by the Shareholder. This Agreement shall terminate without any prior notice upon the earlier of (i) the date which is one hundred and eighty (180) days after the effective date of the Registration Statement or (ii) the termination or cancellation of the Underwriting Agreement for any reason prior to the sale of the Common Stock to the Underwriters. Notwithstanding the foregoing, this Agreement shall terminate immediately upon any abandonment of the Registration Statement.

        3. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri. The Underwriters shall be entitled to all legal and equitable remedies in enforcing this Agreement, including without limitation an injunction against any sale of shares of the Common Stock in contravention of this Agreement. If at any time subsequent to the date of this Agreement any provision hereof shall be held by any court of. competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the legality or enforceability of, any other provision of this Agreement.

        4. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

        5. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, personal representatives and permitted assigns of the parties hereto.

        If the foregoing correctly sets forth the agreement between the undersigned and the Underwriters, please indicate your acceptance in the space provided below for that purpose.

                              Very truly yours,


                              _________________________________________
                                             (Signature)

                              Print Name:______________________________

                              Date:____________________________________



Agreed to and accepted as of the date above written:
A.G. Edwards & Sons, Inc.
Craig-Hallum Capital Group, Inc.
By: A.G. Edwards & Sons, Inc.


By:_________________________
Name:_______________________
Title:______________________

                                       38